UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2005

INSMED INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

4851 Lake Brook Drive, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement, and

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 15, 2005, Insmed Incorporated (the “Company”) entered into several purchase agreements (the “Purchase Agreements”) with the purchasers named therein (the “Purchasers”), pursuant to which the Company issued and sold to the Purchasers 5.5% Convertible Notes due 2008-2010 in an aggregate principal amount of $35,000,000 (the “Notes”) and warrants to purchase, in the aggregate, 14,864,883 shares of the Company’s Common Stock (the “Warrants” together with the Notes, the “Securities”). The Company received net proceeds of approximately $32,800,000 pursuant to the Purchase Agreements. The Notes are convertible into, in the aggregate, 27,027,027 shares of Common Stock (the “Note Shares”). As of March 15, 2005, there were approximately 44,986,996 shares of Common Stock outstanding, excluding any shares issuable upon conversion or exercise of the Securities.

The Company and each of the Purchasers also entered into registration agreements, dated March 15, 2005, pursuant to which the Company has agreed to register the Note Shares and the shares issuable upon the exercise of the Warrants (the “Warrant Shares”) for resale by the Purchasers (the “Registrant Agreements”).

Principal Payment under the Notes:

The principal amount of the Notes will mature and become payable in nine quarterly installments of approximately $3,890,000 commencing on March 1, 2008. All outstanding Notes shall be repaid in cash or converted by March 1, 2010. The Notes may not be prepaid, in whole or in part, or redeemed by the Company except under certain limited circumstances as provided for in the terms of the Notes.

Interest Payments:

Commencing on June 1, 2005, the Notes will bear interest at a rate of 5.5% per annum. Interest on the Notes is payable quarterly commencing on March 1, 2008 and ending on March 1, 2010.

Conversion of the Notes:

The holders of the Notes may convert the Notes into Common Stock at any time prior to the close of business on March 1, 2010, at a conversion price of $1.295 per share. The Notes are subject to adjustments based on splits, dividends and similar extraordinary event affecting the Common Stock. The Notes are convertible into, in the aggregate, 27,027,027 shares of Common stock.

Events of Default and Repurchase Rights:

The holders of the Notes have the right to require the Company to repurchase the Notes with cash payments upon the occurrence of specified “ events of default” and other repurchase events.

Restrictive Covenants:

The Notes contain restrictive covenants, including, but not limited to, covenants that prohibit the Company from incurring certain indebtedness and establishing certain liens on the Company’s property.

Right to Participate in Future Financings:

The Purchasers have the right to participate in future financings undertaken by the Company prior to March 16, 2005, subject to certain exceptions. The participation right entitles the Purchasers to purchase up to such portion of any subsequent sale of equity securities or securities exercisable for or convertible into equity securities (other than a firm commitment underwritten public offering) on the same terms and conditions as the other parties in the financing so as to enable the Purchasers to maintain their ownership percentage of the Company on a fully-diluted basis at such time.

Warrants:

The Warrants covering 14,864,883 shares of Common Stock are immediately exercisable and have an exercise price of $1.36 per share. The Warrants will expire if not exercised on or prior to March 15, 2010. The Warrants include a full-ratchet anti-dilution provision and other anti-dilution provisions that would cause a decrease in the exercise price and an increase in the number of shares issuable under the Warrants, upon the occurrence of specified events.

Share Limitations:

Based on limitations included in the Purchase Agreement, the Notes, and the Warrants, no holder of the Notes and Warrants shall beneficially own more than 9.9% of the Company’s stock at any time.

Registration Rights Agreements:

In connection with the issuance of the Securities, the Company and the Purchasers entered into the Registration Rights Agreements, pursuant to which, the Company agreed to file a Registration Statement, on Form S-3 (or another appropriate form) with the Securities and Exchange Commission within 15 days after the first business day following the closing of the sale of Securities pursuant to the Purchase Agreements, registering the Note Shares and the Warrant Shares issuable upon the conversion of the Notes, or exercise of the Warrants, issued pursuant to the Purchase Agreements. The Company has also agreed to use its reasonable best efforts to have such Registration Statement declared effective as soon as practicable after being filed with the SEC and to file additional Registration Statements under certain circumstances.

The foregoing is a summary of the terms of the Purchase Agreement, the Warrants, the Notes and the Registration Agreements. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement which is attached hereto as Exhibit 10.1 and which includes the form of Warrant, form of Note, and form of Registration Agreement. The Purchase Agreements, the Notes and the Warrant are hereby incorporated by reference in their entirety.

Item 1.01.	Entry into a Material Definitive Agreement, and

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Purchase Agreements described above, the Company executed Amendment No. 1 to Rights Agreement, dated as of March 15, 2005 (the “Amendment”), to the Rights Agreement, dated as of May 16, 2001 (the “Rights Agreement”), by and between the Company and First National Bank, a national banking association (the “Rights Agent”). Pursuant to the Amendment, the issuance of the Notes and Warrants to Alexandra Global Master Fund, Ltd., Baker Bros. Investments, L.P, Baker/Tisch Investments, L.P., Baker Biotech Fund I, L.P., Baker Biotech Fund II, L.P. and Baker Biotech Fund III, L.P. (collectively, the “Exempt Investors”), will not trigger the distribution of any rights under the Rights Agreement. Specifically, the Rights Agreement was amended to “exempt” the Exempt Investors to the extent that the sale of the Securities, together with any additional shares held by the Exempt Investors prior to such sales, would have resulted in any of the Exempt Investors owning in excess of 15% of the common stock of the Registrant which would have been a triggering event under the Rights Agreement.

The foregoing is a summary of the terms of the Amendment, and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 4.1 and hereby incorporated by reference in its entirety.

Item 3.02.	Unregistered Sale of Equity Securities.

The Securities referenced and described under Item 1.01 and 2.03 above have not been registered under the Securities Act of 1933, as amended (the “Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The Securities may not be offered or sold in the United States in the absence of an effective Registration Statement or exemption from the registration requirements under the Act.

Item 8.01	Other Events.

A press release, dated March 15, 2005, announcing that the Company will host a conference call on Thursday, March 17, at 9:00 a.m. Eastern Time to discuss operating results for the 2004 fiscal year, is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

4.1	Form of Purchase Agreement dated March 15, 2005 between Insmed Incorporated and each of the investors in the March 2005 private placement of notes and warrants to purchase common stock.

4.2	Form of 5.5% Note Due 2008-2010 dated March 15, 2005 between Insmed Incorporated and each of the investors in the March 2005 private placement of notes and warrants to purchase common stock.

4.3	Form of Warrant dated March 15, 2005 between Insmed Incorporated and each of the investors in the March 2005 private placement of notes and warrants to purchase common stock.

4.4	Form of Registration Rights Agreement dated March 15, 2005 between Insmed Incorporated and each of the investors in the March 2005 private placement of notes and warrants to purchase common stock.

4.5	Amendment No. 1 to Rights Agreement dated March 15, 2005 between Insmed Incorporated and Wachovia Bank, N.A. (f/k/a First Union National Bank).

99.1	Press Release issued by Insmed Incorporated dated March 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date March 16, 2005

	By:	/s/ Kevin P. Tully
	Name:	Kevin P. Tully, C.G.A.
	Title:	Principal Financial Officer, Treasurer and Controller

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Purchase Agreement dated March 15, 2005 between Insmed Incorporated and each of the investors in the March 2005 private placement of notes and warrants to purchase common stock.

4.2	Form of 5.5% Note Due 2008-2010 dated March 15, 2005 between Insmed Incorporated and each of the investors in the March 2005 private placement of notes and warrants to purchase common stock.

4.3	Form of Warrant dated March 15, 2005 between Insmed Incorporated and each of the investors in the March 2005 private placement of notes and warrants to purchase common stock.

4.4	Form of Registration Rights Agreement dated March 15, 2005 between Insmed Incorporated and each of the investors in the March 2005 private placement of notes and warrants to purchase common stock.

4.5	Amendment No. 1 to Rights Agreement dated March 15, 2005 between Insmed Incorporated and Wachovia Bank, N.A. (f/k/a First Union National Bank).

99.1	Press Release issued by Insmed Incorporated dated March 15, 2005